UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 1, 2025

SANDY SPRING BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-19065	52-1532952
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

17801 Georgia Avenue, Olney, Maryland 20832

(Address of principal executive offices. Including Zip Code)

(301) 774-6400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	SASR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

This Current Report on Form 8-K is being filed in connection with the completion on April 1, 2025 (the “Closing Date”) of the previously announced merger between Atlantic Union Bankshares Corporation, a Virginia corporation (“Atlantic Union”), and Sandy Spring Bancorp, Inc., a Maryland corporation (“Sandy Spring”), pursuant to the Agreement and Plan of Merger, dated as of October 21, 2024 (the “Merger Agreement”), by and between Atlantic Union and Sandy Spring.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, on the Closing Date, Sandy Spring merged with and into Atlantic Union (the “Merger”), with Atlantic Union continuing as the surviving corporation in the Merger (the “Surviving Entity”). Immediately following the effective time of the Merger (the “Effective Time”), Sandy Spring’s wholly owned banking subsidiary, Sandy Spring Bank, merged with and into Atlantic Union’s wholly owned banking subsidiary, Atlantic Union Bank (the “Bank Merger”), with Atlantic Union Bank continuing as the surviving bank in the Bank Merger.

Pursuant to the Merger Agreement, at the Effective Time, each share of common stock, par value $1.00 per share, of Sandy Spring (“Sandy Spring Common Stock”) issued and outstanding immediately prior to the Effective Time, other than shares of restricted Sandy Spring Common Stock (“Sandy Spring Restricted Stock”) and shares of Sandy Spring Common Stock held by Atlantic Union or Sandy Spring, was converted into the right to receive 0.900 shares (the “Exchange Ratio,” and such shares, the “Merger Consideration”) of common stock, par value $1.33 per share, of Atlantic Union (“Atlantic Union Common Stock”). Each holder of Sandy Spring Common Stock converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Atlantic Union Common Stock (after taking into account all shares held by such holder) will instead receive cash in lieu of such fractional share in accordance with the terms of the Merger Agreement.

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, each outstanding equity award with respect to Sandy Spring Common Stock was treated as follows:

Restricted Stock Units: Each time-vesting restricted stock unit award of Sandy Spring (each, a “Sandy Spring RSU Award”) that was vested or held by a former service provider or a non-employee director became fully vested and was cancelled and converted automatically into the right to receive the Merger Consideration, plus, if applicable, an amount in cash equal to any accrued dividend equivalents with respect thereto. Each other Sandy Spring RSU Award was assumed by Atlantic Union and converted into a restricted stock unit award with respect to a number of shares of Atlantic Union Common Stock determined by multiplying the number of shares of Sandy Spring Common Stock subject to the Sandy Spring RSU Award immediately prior to the Effective Time by the Exchange Ratio (each, an “Assumed RSU Award”), rounded down to the nearest whole share. Each Assumed RSU Award continues to have, and is subject to, the same terms and conditions as applied to the corresponding Sandy Spring RSU Award immediately prior to the Effective Time.

Performance-Based Restricted Stock Units: Each performance-vesting restricted stock unit award of Sandy Spring (each, a “Sandy Spring PSU Award”) held by a former service provider became fully vested based on target performance and was cancelled and converted automatically into the right to receive the Merger Consideration (or, in the case of each applicable accrued dividend equivalent unit with respect thereto, in an equivalent cash amount to the fair market value of Sandy Spring Common Stock at the Effective Time). Each other Sandy Spring PSU Award was assumed by Atlantic Union and converted (based on target performance) into a restricted stock unit award with respect to a number of shares of Atlantic Union Common Stock determined by multiplying the number of shares of Sandy Spring Common Stock subject to the Sandy Spring PSU Award immediately prior to the Effective Time by the Exchange Ratio (each, an “Assumed PSU Award”). In addition, each accrued dividend equivalent unit with respect to a Sandy Spring PSU Award was assumed by Atlantic Union and converted into a dividend equivalent unit award that settles (subject to the achievement of the applicable time-based vesting conditions) in a cash amount equal to the fair market value (determined by reference to the closing price of a share of Atlantic Union Common Stock on the trading day immediately preceding the settlement date) at the time of settlement of the number of shares of Atlantic Union Common Stock equal to the number of shares of Sandy Spring Common Stock underlying such dividend equivalent unit immediately prior to the Effective Time (based on target performance), multiplied by the Exchange Ratio, rounded down to the nearest whole share. Each Assumed PSU Award (and corresponding dividend equivalent unit award) continues to have, and is subject to, the same terms and conditions as applied to the corresponding Sandy Spring PSU Award and corresponding dividend equivalent unit award (other than performance-based vesting conditions) immediately prior to the Effective Time.

Restricted Stock: Each share of Sandy Spring Restricted Stock became fully vested and was converted automatically into the right to receive the Merger Consideration.

Stock Options: Each stock option to purchase Sandy Spring Common Stock (each a “Sandy Spring Option”) was cancelled and converted automatically into the right to receive a number of shares of Atlantic Union Common Stock (if any) equal to the Exchange Ratio, multiplied by the number of shares of Sandy Spring Common Stock underlying the Sandy Spring Option, less a number of shares of Sandy Spring Common Stock having a fair market value (determined by reference to the closing price of a share of Sandy Spring Common Stock on the trading day immediately preceding the Closing Date) equal to the aggregate exercise price applicable to such Sandy Spring Option. Each Sandy Spring Option for which the applicable per share exercise price exceeded the closing price of a share of Sandy Spring Common Stock on the Closing Date was cancelled as of the Effective Time for no consideration.

The foregoing description of the Merger, the Bank Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed hereto as Exhibit 2.1 and incorporated herein by reference.

The total aggregate consideration payable in the Merger was approximately 42 million shares of Atlantic Union Common Stock.

The information set forth in the Introduction is incorporated herein by reference into this Item 2.01.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 31, 2025, the NASDAQ was notified that the Merger and the Bank Merger would be effective as of April 1, 2025, and it was requested that the NASDAQ (1) suspend trading of Sandy Spring Common Stock, (2) withdraw Sandy Spring Common Stock from listing on the NASDAQ prior to the open of trading on April 1, 2025, and (3) file with the Securities and Exchange Commission (the “SEC”) a notification of delisting of Sandy Spring Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, Sandy Spring Common Stock will no longer be listed on the NASDAQ.

In furtherance of the foregoing, Atlantic Union, as successor to Sandy Spring, intends to file with the SEC certifications on Form 15 under the Exchange Act requesting the deregistration of Sandy Spring Common Stock under Section 12(g) of the Exchange Act, and the corresponding immediate suspension of Sandy Spring’s reporting obligations under Sections 13 and 15(d) of the Exchange Act as promptly as practicable, and to cease filing any further periodic reports with respect to Sandy Spring as it no longer exists as a separate legal entity as a result of the Merger.

The information set forth in the Introduction and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03. Material Modifications to Rights of Security Holders.

As set forth under Item 2.01 of this Current Report on Form 8-K, at the Effective Time, each holder of Sandy Spring Common Stock immediately prior to the Effective Time ceased to have any rights with respect thereto, except the right to receive the consideration as described above and subject to the terms and conditions set forth in the Merger Agreement.

The information set forth in the Introduction and under Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

As set forth in Item 2.01 of this Current Report on Form 8-K, pursuant to the Merger Agreement, at the Effective Time, Sandy Spring was merged with and into Atlantic Union, with Atlantic Union surviving the Merger.

The information set forth in the Introduction and under Items 2.01, 3.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the Effective Time, and pursuant to the terms of the Merger Agreement, Sandy Spring’s directors and executive officers ceased serving as directors and executive officers of Sandy Spring.

In addition, as of the Effective Time and in accordance with the Merger Agreement, the following individuals, each of whom was a member of the board of directors of Sandy Spring immediately prior to the Effective Time, were appointed to the board of directors of Atlantic Union: Daniel J. Schrider, Mona Abutaleb Stephenson and Mark C. Micklem.

Item 5.03. Amendments to Articles of Incorporation.

At the Effective Time, the Articles of Incorporation, as amended, of Sandy Spring and the Bylaws of Sandy Spring ceased to be in effect by operation of law and the organizational documents of Atlantic Union (as successor to Sandy Spring by operation of law) remained the Articles of Restatement of Articles of Incorporation of and the Bylaws of Atlantic Union, in each case as in effect as of immediately prior to the Effective Time.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 21, 2024, by and between Atlantic Union Bankshares Corporation and Sandy Spring Bancorp, Inc. (incorporated by reference to Exhibit 2.1 to Sandy Spring’s Current Report on Form 8-K filed on October 21, 2024)*

104	Cover Page Interactive Data File (formatted as inline XBRL document)

* Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC UNION BANKSHARES CORPORATION, As successor by merger to Sandy Spring Bancorp, Inc.

By:	/s/ Robert M. Gorman
Name:	Robert M. Gorman
Title:	Executive Vice President and Chief Financial Officer

Date: April 1, 2025